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                                                                Rule 424(b)(2)
                                                    Registration No. 333-65358

            PRICING SUPPLEMENT TO PROSPECTUS DATED JULY 25, 2001, AS
           SUPPLEMENTED BY PROSPECTUS SUPPLEMENT DATED AUGUST 3, 2001,
            AND SUPPLEMENTAL TO THE OFFICERS' CERTIFICATE AND COMPANY
                ORDER, DATED AUGUST 3, 2001 NO. 3 DATED: 05-20-02

                                U.S. BANCORP
                    Medium-Term Notes, Series N (Senior)
                 Medium-Term Notes, Series O (Subordinated)

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CUSIP: 91159H GC8                       Issue Price (Dollar Amount and Percentage of Principal Amount):

                                        Amount: $299,634,000.00/99.878%

Series:                                 Proceeds to the Company: $299,634,000.00

[X] Series N (Senior)                   Interest Rate/Initial Interest Rate: 5.10%
[_] Series O (Subordinated)
                                        Interest Payment Dates: Semi-annually, 15th of each
                                        January and July, beginning January 15, 2003
Form of Note:
                                        Regular Record Dates: 15 calendar days
[X] Book-Entry
[_] Certificated                        Interest Determination Dates: --

Principal Amount: $300,000,000.00       Interest Reset Dates: --

Trade Date: 05-20-02                    Index Source: --

Original Issue Date: 05-28-02           Index Maturity: --

Maturity Date: 07-15-07                 Spread: --


Base rate (and, if applicable,          Spread Multiplier: --
related Interest Periods):
                                        Maximum Interest Rate: --

                                        Day Count: 30/360

[X] Fixed Rate Note                     Minimum Interest Rate: --
[_] Commercial Paper Rate Note
[_] Federal Funds Rate Note
[_] LIBOR Note                          For Original Issue Discount Notes:
[_] EURIBOR Note
[_] Prime Rate Note                       Original Issue Discount:     -- %
[_] CD Rate Note
[_] Treasury Rate Note                    Yield to Maturity:           -- %
[_] CMT Rate Note
[_] Other Base Rate
    (as described below)
[_] Zero Coupon Note

Agent's Commission:
                                        Original Issue Discount Notes:

Redemption Terms:                           [_] Subject to special provisions set forth therein
                                                with respect to the principal amount thereof
Other Terms:                                    payable upon any redemption or acceleration of
                                                the maturity thereof.
Name of Agent and Delivery Instructions:
                                            [_] For Federal income tax purposes only.
Credit Suisse First Boston DTC #355


                                            Signature

                                            /s/ MITCHELL BLESKE
                                            -------------------------------------
                                                    (Authorized Signature}

                                            /s/ KENNETH D. NELSON
                                            -------------------------------------
                                                    (Authorized Signature}
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